THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON JUNE 18, 1999*
                       INVESCO GLOBAL HEALTH SCIENCES FUND
                 TO SUBSCRIBE FOR SHARES OF BENEFICIAL INTEREST
                            SUBSCRIPTION CERTIFICATE
INVESCO Global Health Sciences Fund (the "Fund") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on May 25, 1999 (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for every five whole Shares held on the Record Date, generally entitling the holders thereof to subscribe for shares of beneficial interest of the Fund ("Shares") at a rate of one Share for each one Right held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated May 25, 1999 (the "Prospectus"), which is incorporated herein by reference. The owner of this Subscription Certificate is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION
                FOR A RECORD DATE SHAREHOLDER WHO OWNS 500 SHARES
-------------------------------------------------------------------------------------------------------------
                   PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-5)
No. of Shares owned on the Record Date  500 / 5 = 100  Rights (one Right for every five Shares)
No. of Rights issued on the Record Date 100 / 1 = 100  new Shares (if the Rights are fully exercised in the
                                                       Primary Subscription)
-------------------------------------------------------------------------------------------------------------

                         THE RIGHTS ARE NON-TRANSFERABLE
The Rights are non-transferable, and therefore may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the "NYSE") or any other stock exchange. The shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on the NYSE under the symbol "GHS."
                          ESTIMATED SUBSCRIPTION PRICE
The Estimated Subscription Price is ______ per Share.
                            FINAL SUBSCRIPTION PRICE
The Final Subscription Price per Share will be 95% of the lower of: (1) the average of the last reported sales price per Share on the NYSE on the Expiration Date of the Offer and on the preceding four business days, (i.e., the average of the closing prices on the NYSE on June 14, 15, 16, 17, and 18); or (2) the last reported net asset value per Share on the Expiration Date.
                          METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED AND ARE ISSUED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, EQUISERVE, INC., BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 18, 1999, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND ("EXPIRATION DATE").

Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the
Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Equiserve, Inc. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., Eastern Time, on the third business day after the Expiration Date, June 23, 1999, unless the offer is extended by the Fund. For additional information, see the Prospectus.

Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within eight
(8) business days after the Confirmation Date, July 12, 1999, unless the offer is extended by the Fund.

*UNLESS EXTENDED BY THE FUND
                                                        Account #:
                                                        Control #:
                                                        CUSIP #:  ___________
                                                        NUMBER OF RIGHTS ISSUED:

--------------------------------------------------------------------------------
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
--------------------------------------------------------------------------------
SECTION 1:  OFFERING INSTRUCTIONS (CHECK THE APPROPRIATE BOXES)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

|_| I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription

__________________________    x   $____________   =   $_____________________
(no. of new Shares)           (per share)*

|_| In addition, I apply for new Shares pursuant to the Over-Subscription Privilege**
__________________________    x   $____________   =   $_____________________
(no. of additional Shares)         (per share)*

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

|_|  I apply for _____________________   x   $____________   =  $____________
                   (no. of new Shares)        (per share)*
                                  Amount of check enclosed  $_______________.___
IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.
--------------------------------------------------------------------------------
SECTION 2:  SUBSCRIPTION AUTHORIZATION:

         I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $_____ Estimated Subscription Price per Share.

         I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

Signature of Subscriber(s)
________________________________________________________________________________
(and address if different than that listed on this Subscription  Certificate***)
________________________________________________________________________________

________________________________________________________________________________
Telephone number (including area code)
________________________________________________________________________________
*** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change.
________________________________________________________________________________

SECTION 3: DESIGNATION OF BROKER-DEALER

The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:
FIRM:_______________________________________________________________
REPRESENTATIVE NAME:________________________________________________
REPRESENTATIVE NUMBER:______________________________________________
________________________________________________________________________________
* $____ per share is an estimated price only. The Final Subscription Price will be determined on the Expiration Date, and could be higher or lower depending on any changes in the net asset value and market price of the Shares.
** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.

         Please complete all applicable information and return to:
                                 EQUISERVE, INC.


--------------------------------------------------------------------------------------------------------------------
BY FIRST CLASS MAIL                   BY HAND                               BY EXPRESS MAIL OR OVERNIGHT COURIER
-------------------                   -------                               ------------------------------------
STATE STREET BANK & TRUST COMPANY     SECURITIES TRANSFER & REPORTING       STATE STREET BANK & TRUST COMPANY
CORPORATE REORGANIZATION              SERVICES, INC.                        CORPORATE REORGANIZATION
P.O. BOX 9573                         100 WILLIAM STREET GALLERIA           40 CAMPANELLI DRIVE
BOSTON, MA 02205-9573                 NEW YORK, NY 10038                    BRAINTREE, MA 02184
U.S.A.                                U.S.A.                                U.S.A.
--------------------------------------------------------------------------------------------------------------------

    DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET
                FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   ANY QUESTIONS REGARDING THIS SUBSCRIPTION CERTIFICATE AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, SHAREHOLDER COMMUNICATIONS CORPORATION,
                          TOLL FREE AT (800) 722-4072.

            INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION CERTIFICATE
                       INVESCO GLOBAL HEALTH SCIENCES FUND

         The enclosed Subscription Certificate contains the number of Rights held by the registered holder of such Rights (the "Rights Holder"). The Rights Holder has been issued one (1) Right for every five (5) shares of beneficial interest ("Share") of the INVESCO Global Health Sciences Fund (the "Fund"). The Rights Holder is entitled to acquire one (1) Share for every one (1) Right held (except that a Rights Holder who holds less than one (1) Right is entitled to acquire one (1) Share).

         To subscribe for Shares, the Rights Holder must present to Equiserve, Inc. (the "Subscription Agent"), prior to 5:00 p.m., Eastern time, on the Expiration Date, either:

         (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to EquiServe, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price; or

         (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to EquiServe, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price (which certificate and money order or check must then be delivered on or before the third business day after the Expiration Date).

         If the Rights Holder desires to subscribe for additional Shares pursuant to the Over-Subscription Privilege, Section 1 of the Subscription Certificate must be completed to indicate the maximum number of Shares for which such privilege is being exercised. A Rights Holder may not receive the entire number of Shares for which it subscribes pursuant to the Over-Subscription Privilege.

         On a date within eight (8) business days following the Expiration Date (the "Confirmation Date"), June 30, 1999, unless the offer is extended by the Fund, subscribers will be notified as to (i) the number of Shares purchased under the Primary Subscription and, if applicable, the Over-Subscription Privilege, and (ii) any additional amount payable by subscribers to the Fund or any excess to be refunded by the Fund to such subscribers, in each case, based on the Final Subscription Price as determined on the Expiration Date. The Rights Holder should note that the amount payable for the Shares subscribed for pursuant to the Subscription Certificate may be more than the Estimated Subscription Price and that additional amounts in respect of the Subscription Price may be payable following the Expiration Date. Any additional payment required from subscribers must be received by the Subscription Agent within eight (8) business days after the Confirmation Date, July 12, 1999, unless the offer is extended by the Fund.

         If the Rights Holder does not make timely payment of any amounts due in respect of Shares subscribed for pursuant to the Primary Subscription or the
Over-Subscription Privilege, the Subscription Agent and the Fund reserves the right to (i) sell such subscribed and unpaid-for Shares to other Record Date Shareholders, (ii) apply any payment actually received toward the purchase of the greatest whole number of Shares that could be acquired by such shareholder upon the exercise of the Primary Subscription and/or Over-Subscription Privilege, and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled.

         Capitalized terms used but not defined in the Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated May 25, 1999, relating to the Offer.

         ANY QUESTIONS REGARDING THE SUBSCRIPTION  CERTIFICATE AND THE OFFER MAY
BE  DIRECTED  TO  THE  FUND'S  INFORMATION  AGENT,  SHAREHOLDER   COMMUNICATIONS
CORPORATION, TOLL FREE AT (800) 722-4072.

            INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION CERTIFICATE
                       INVESCO GLOBAL HEALTH SCIENCES FUND


      The enclosed Subscription Certificate contains the number of Rights held by the registered holder of such Rights (the "Rights Holder"). The Rights Holder has been issued one (1) Right for every five (5) shares of beneficial interest ("Share") of the INVESCO Global Health Sciences Fund (the "Fund"). The Rights Holder is entitled to acquire one (1) Share for every one (1) Right held (except that a Rights Holder who holds less than one (1) Right is entitled to acquire one (1) Share).

      To subscribe for Shares, the Rights Holder must present to Equiserve, Inc. (the "Subscription Agent"), prior to 5:00 p.m., Eastern time, on the Expiration Date, either:

      (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to EquiServe, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price; or

      (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank or branch of a bank located in the United States of America and payable to EquiServe, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription (and, if such Rights Holder is electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the Estimated Subscription Price (which certificate and money order or check must then be delivered on or before the third business day after the Expiration Date).

      If the Rights Holder desires to subscribe for additional Shares pursuant to the Over-Subscription Privilege, Section 1 of the Subscription Certificate must be completed to indicate the maximum number of Shares for which such privilege is being exercised. A Rights Holder may not receive the entire number of Shares for which it subscribes pursuant to the Over-Subscription Privilege.

      On a date within eight (8) business days following the Expiration Date (the "Confirmation Date"), June 30, 1999, unless the offer is extended by the Fund, subscribers will be notified as to (i) the number of Shares purchased under the Primary Subscription and, if applicable, the Over-Subscription Privilege, and (ii) any additional amount payable by subscribers to the Fund or any excess to be refunded by the Fund to such subscribers, in each case, based on the Final Subscription Price as determined on the Expiration Date. The Rights Holder should note that the amount payable for the Shares subscribed for pursuant to the Subscription Certificate may be more than the Estimated Subscription Price and that additional amounts in respect of the Subscription Price may be payable following the Expiration Date. Any additional payment required from subscribers must be received by the Subscription Agent within eight (8) business days after the Confirmation Date, July 12, 1999, unless the offer is extended by the Fund.

      If the Rights Holder does not make timely payment of any amounts due in respect of Shares subscribed for pursuant to the Primary Subscription or the
Over-Subscription Privilege, the Subscription Agent and the Fund reserves the right to (i) sell such subscribed and unpaid-for Shares to other Record Date Shareholders, (ii) apply any payment actually received toward the purchase of the greatest whole number of Shares that could be acquired by such shareholder upon the exercise of the Primary Subscription and/or Over-Subscription Privilege, and/or (iii) exercise any and all other rights or remedies to which the Fund may be entitled.

      Capitalized terms used but not defined in the Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated May 25, 1999, relating to the Offer.

      ANY QUESTIONS REGARDING THE SUBSCRIPTION  CERTIFICATE AND THE OFFER MAY BE
DIRECTED   TO  THE  FUND'S   INFORMATION   AGENT,   SHAREHOLDER   COMMUNICATIONS
CORPORATION, TOLL FREE AT (800) 722-4072.